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                                   Exhibit 3


                              COMMISSION SCHEDULE
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                              Commission Schedules
                                      for
               Flexible Premium Variable Life Insurance Policies
                                   issued by
                         Paragon Life Insurance Company



                         Schedule 1

                           First Year Commission        0%
                           Renewal Commission           0%

                         Schedule 2

                           First Year Commission       15%
                           Renewal Commission           0%

                         Schedule 3

                           First Year Commission       15%
                           Renewal Commission           2%
                           (payable while policy is
                             serviced as a member of
                             the sponsoring employer)